NCI Building Systems Reports
Third Quarter Fiscal 2012 Results

-- Adjusted Operating Income Increased 69% on 14% Revenue Growth --

-- Trailing 12 Month Adjusted EBITDA More Than Doubled, Reaching $65 Million --

-- Bookings Up 7% in Dollars and 15% in Tonnage --

-- Backlog up 26% Year-on-Year and 9% Sequentially --

-- Cash Flow from Operating Activities Reached $10 million for the Quarter --

HOUSTON, September 5, 2012 -- NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the third quarter ended July 29, 2012.

Third Quarter 2012 Financial Results

“Third quarter operating performance represented a solid start to our seasonally-stronger second half of fiscal 2012. Exclusive of the previously-disclosed one-time charges related to our acquisition of Metl-Span, our operating income was approximately $10 million, reaching the highest level in 11 quarters and significantly outpacing revenue growth,” commented Norman C. Chambers, Chairman, President and Chief Executive Officer.

“Both our Components and Buildings groups achieved double-digit growth in operating income. Our Components business benefitted from a 6-week contribution from our Metl-Span acquisition, which was completed on June 22, 2012, as well as successful sales initiatives and additional operating leverage associated with higher volumes. Results from our Buildings group reflected increased demand for both lower and higher complexity projects compared to last year’s third quarter, primarily coming from the commercial and industrial sectors. Our Coatings group reported revenues and operating profits that were stable with last year due to a short-term shift in product mix from package to tolling sales in the quarter and the absorption of costs relating to the ramp-up of our new paint line in Middletown, Ohio, which is scheduled to begin production at the end of calendar 2012.”

“Bookings were up 7% in dollars and 15% in volume over last year’s third quarter, when bookings surged 42% over 2010 levels. Our backlog reached $282 million, which was 26% above last year’s level and 9% above the prior quarter, representing the highest dollar value we have reported in 12 quarters.”

“The significant improvement in our third quarter results took place in what continues to be a weak recovery period for the nonresidential construction industry. We have been able to leverage the competitive advantages of steel compared to other building products to capture additional business from existing customers and enter new markets, while managing costs through continuous operating efficiencies,” Mr. Chambers said.

For the third quarter, sales were $298.5 million, up 13.9% from the $262.1 million reported in last year's third quarter. Gross profit margin expanded to 22.0% from 21.7%.

Engineering, selling, general and administrative expenses were $55.6 million, or 18.6% of revenues, compared to $50.9 million, or 19.4% of revenues, in last year's third quarter. The Company reported an operating profit of $7.0 million, up 7% over the $6.6 million in operating profit reported in the comparable 2011 period. In the 2012 third quarter, the Company incurred one-time charges related to its acquisition of Metl-Span of $2.9 million. Exclusive of these charges, operating income would have been $10.0 million up 68.8% from the adjusted operating income of $5.9 million earned in last year’s third quarter. Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, cash and other non-cash items, in accordance with the Company's credit agreement, reached $18.9 million, up 28% from $14.7 million in last year's third quarter.

For the third quarter of 2012, the Company reported a net loss applicable to common shares of $52.1 million, which included the previously-disclosed non-cash, one-time convertible preferred stock amendment charge of $48.8 million related to the elimination of NCI’s quarterly dividend on its convertible preferred shares, the $2.9 million in acquisition-related expenses, and one-time debt extinguishment costs associated with the Metl-Span acquisition of $6.4 million. Exclusive of these charges, net income applicable to common shares would have been $0.9 million. In last year's third quarter, the Company incurred a net loss applicable to common shares of $13.1 million, which included the accrual of preferred stock dividends and accretion of $9.2 million and a non-cash beneficial conversion feature of $6.5 million.

The adjusted earnings per diluted common share, excluding the non-cash convertible preferred stock amendment charge and other special items, was $0.05; the reported net loss per diluted share was $2.74. This compares to an adjusted net loss per diluted share of $0.38 and a reported net loss per diluted share of $0.71 in last year's third quarter. The weighted average number of common shares used in the calculation of third quarter 2012 per share amounts was 19.0 million compared to 18.5 million last year.

Inventory levels of $113.2 million were similar to the $116.3 million in last year’s third quarter, reflecting similar underlying tonnage. Annualized inventory turnover was 8.3 turns for the third quarter compared to 7.0 turns in the third quarter of last year and 7.2 turns in the second quarter of 2012.

Capital expenditures were $8.4 million; net cash from operating activities was $10.3 million.

Third Quarter Segment Performance

"Each of our business segments is making progress in what continues to be a challenging market environment, helped in part by our integrated business model,” Mr. Chambers said.

The Coatings group continues to serve the Components and Buildings groups, while focusing its external sales on building share in the nonresidential construction market and extending its reach in new markets. Results for the first nine months of fiscal 2012 showed double-digit increases in revenues and operating income; third quarter results were flat with the prior year due to a less favorable business mix in the period and the incurrence of additional expenses associated with the new Middletown, Ohio coating plant.

In the Components group, third party sales increased 29%, while operating income improved 43%, benefitting from a 6-week contribution from the Company’s Metl-Span acquisition, slight improvement in demand for the group’s core products, the effectiveness of new marketing programs designed to capture larger volume business and the low operating cost structure that continues to distinguish this business unit.

The Buildings group produced a 15.2% increase in operating profit on sales growth of 6.7% in the third quarter. Revenue growth resulted from improved demand from the industrial and retail sectors, and similar to the prior quarter, operating profitability benefitted from a more favorable mix of higher and lower complexity projects.

Market Commentary

In the third quarter of fiscal 2012, low-rise nonresidential construction starts measured in square feet increased by 3.1% from the comparable period in fiscal 2011, as reported by McGraw-Hill.

McGraw-Hill forecasts that nonresidential construction activity measured in square feet will be approximately flat in calendar 2012 including commercial and industrial sector growth of 12% compared to calendar 2011. McGraw-Hill projects calendar year 2012 square footage at 690 million, compared to 691 million in 2011.

The American Institute of Architect's Architectural Billing Index published for July 2012 was 48.7 and the commercial and industrial component of the Index was 46.6.

Recent Developments

•	On June 22, 2012, the Company completed the acquisition of Metl-Span LLC (“Metl-Span”) for $145 million in cash. Metl-Span manufactures energy-efficient and cost-effective insulated metal wall and roof panels for the commercial, industrial and cold storage segments of the nonresidential buildings product market. In connection with the funding of the acquisition, the Company completed the refinancing of its existing term loan with a $250 million senior secured credit facility, due May 2018.

•	The Company also eliminated all future dividend obligations on its convertible preferred stock through the previously-announced, one-time, non-cash issuance of 37,834 additional shares of convertible preferred stock to investment funds affiliated with Clayton, Dubilier & Rice, LLC, which own all the convertible preferred shares. This share issuance is reflected in the Company’s third quarter 2012 financial statements.

Summary/Outlook

“We completed our sixth consecutive quarter of improved trailing twelve month EBITDA performance and each of our business units is positioned for a strong finish to fiscal 2012 and further growth in fiscal 2013,” Mr. Chambers noted.

•	“Our Coatings group expects a pick-up in volume and revenue in this year’s fourth quarter, and medium-term results should benefit from the start of production at our Middletown, Ohio plant beginning in December 2012, which will provide entry into a new geographic market and improved logistics to accommodate internal coating demand;
•	The Components business is expected to benefit not only from its position as a low-cost supplier, but also from a full quarter’s contribution from the Metl-Span acquisition beginning in our fiscal 2012 fourth quarter and a modest improvement in demand for its core products; and
•	Our Buildings group will be working through its highest backlog in 12 quarters, a good shipping schedule through our October year-end and a broad product line of price-competitive, engineered structures that address the increasingly complex code and environmental requirements of customers across a broad range of industries.

As a result, we believe that fourth quarter 2012 results will show meaningful sequential and year-over-year improvement. Additionally, with the elimination of the dividend obligation on our convertible preferred shares, there will be a direct correlation between net income and earnings per diluted share,” Mr. Chambers concluded.

The NCI Building Systems, Inc. third quarter conference call is scheduled for September 5, 2012, at 5:00 PM ET. Please call 1-800-860-2442 or 412-858-4600 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncilp.com. To access the taped replay, please dial 1-877-344-7529 or 412-317-0088 and the passcode 10016378# when prompted. The Webcast archive and taped replay will both be available two hours after the call through September 12, 2012.

NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "guidance," "potential," “anticipate,” “plan,” "expect," "should," "will," "forecast" or similar expressions are intended to identify forward-looking statements in this press release. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. However, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to, our ability to integrate the acquisition of Metl-Span L.L.C. with the Company’s business or to realize the anticipated benefits of such acquisition, industry cyclicality and seasonality and adverse weather conditions; ability to service the Company's debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; financial crises or fluctuations in the U.S. and abroad; changes in laws or regulations; and the volatility of the Company's stock price. See also the risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended October 30, 2011 and in its subsequent quarterly reports on Form 10-Q, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

 NCI BUILDING SYSTEMS, INC.

 CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

 (In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	July 29,	July 31,	July 29,	July 31,
	2012	2011	2012	2011

Sales	$298,488	$262,138	$792,322	$677,789
Cost of sales, excluding asset recoveries	232,925	205,348	615,135	536,641
Asset recoveries	(22)	(93)	(22)	(93)
Gross profit	65,585	56,883	177,209	141,241
	22.0%	21.7%	22.4%	20.8%

Engineering, selling, general and administrative expenses	55,605	50,889	156,110	151,227
Acquisition-related costs	2,946	-	4,836	-
Restructuring recovery	-	(575)	-	(575)
Income (loss) from operations	7,034	6,569	16,263	(9,411)

Interest income	44	26	100	103
Interest expense	(4,203)	(3,890)	(10,589)	(12,014)
Debt extinguishment costs, net	(6,437)	-	(6,437)	-
Other income (expense), net	(368)	(112)	11	1,166

Income (loss) before income taxes	(3,930)	2,593	(652)	(20,156)
Provision (benefit) for income taxes	(663)	-	705	(6,795)
	16.9%	0.0%	-108.1%	33.7%

Net income (loss)	$(3,267)	$2,593	$(1,357)	$(13,361)
Convertible preferred stock dividends and accretion	-	9,176	16,352	21,666
Convertible preferred stock beneficial conversion feature	-	6,494	11,878	8,040
Convertible preferred stock amendment	48,803	-	48,803	-
Net loss applicable to common shares	$(52,070)	$(13,077)	$(78,390)	$(43,067)

Loss per common share:
Basic	$(2.74)	$(0.71)	$(4.16)	$(2.35)
Diluted	$(2.74)	$(0.71)	$(4.16)	$(2.35)

Weighted average number of common shares outstanding:
Basic	18,997	18,467	18,830	18,292
Diluted	18,997	18,467	18,830	18,292

Increase in sales	13.9%		16.9%

Gross profit percentage	22.0%	21.7%	22.4%	20.8%

Engineering, selling, general and administrative
expenses percentage	18.6%	19.4%	19.7%	22.3%

 NCI BUILDING SYSTEMS, INC.

 CONSOLIDATED BALANCE SHEETS

 (In thousands)

	July 29,	October 30,
	2012	2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$32,318	$78,982
Restricted cash	1,375	2,836
Accounts receivable, net	111,913	95,381
Inventories, net	113,237	88,531
Deferred income taxes	22,127	20,405
Income tax receivable	1,906	1,272
Prepaid expenses and other	17,509	14,847
Investments in debt and equity securities, at market	4,382	4,483
Assets held for sale	4,884	4,874
Total current assets	309,651	311,611

Property plant and equipment, net	271,536	208,514
Goodwill	73,909	5,200
Intangible assets, net	54,938	24,254
Other assets	10,896	11,575
Total assets	$720,930	$561,154

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current portion of long-term debt	$2,500	$-
Note payable	858	292
Accounts payable	98,058	88,158
Accrued compensation and benefits	40,598	34,616
Accrued interest	470	1,309
Other accrued expenses	56,840	49,668
Total current liabilities	199,324	174,043

Long-term debt	234,546	130,699
Deferred income taxes	35,886	7,312
Other long-term liabilities	10,065	10,081
Total long-term liabilities	280,497	148,092

Series B cumulative convertible participating preferred stock	619,950	273,950

Redeemable common stock	-	759

Common stock	924	924
Additional paid-in capital	1,875	237,244
Accumulated deficit	(376,120)	(266,896)
Accumulated other comprehensive loss	(5,499)	(5,485)
Treasury stock, at cost	(21)	(1,477)
Total stockholders' deficit	(378,841)	(35,690)

Total liabilities and stockholders' deficit	$720,930	$561,154

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the Nine Months Ended
	July 29, 2012	July 31, 2011

Cash flows from operating activities:
Net loss	$(1,357)	$(13,361)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	21,992	25,249
Share-based compensation expense	6,183	5,132
Non-cash debt extinguishment costs	6,436	-
Loss on sale of property, plant and equipment	20	41
Provision for doubtful accounts	(409)	1,452
Provision (benefit) for deferred income taxes	86	(6,227)
Asset recoveries	(22)	(93)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	5,143	(11,440)
Inventories	(16,330)	(34,938)
Income tax receivable	(146)	14,209
Prepaid expenses and other	(1,610)	(57)
Accounts payable	(3,072)	21,250
Accrued expenses	3,281	3,966
Other, net	50	264

Net cash provided by operating activities	20,245	5,447

Cash flows from investing activities:
Acquisition, net of cash acquired	(140,991)	-
Capital expenditures	(22,288)	(14,735)
Proceeds from sale of property, plant and equipment	55	582

Net cash used in investing activities	(163,224)	(14,153)

Cash flows from financing activities:
Decrease (increase) in restricted cash	1,461	(4)
Proceeds from ABL Facility	15,021	43
Payments on ABL Facility	(15,021)	(43)
Excess tax benefits from share-based compensation arrangements	1	-
Proceeds from term loan	237,499	-
Payments on term loan	(131,325)	(5,250)
Payments on note payable	(1,193)	(1,105)
Payment of financing costs	(8,679)	(100)
Payment of cash dividends on Convertible Preferred Stock	-	(11,039)
Purchase of treasury stock	(1,524)	(1,477)

Net cash provided by (used in) financing activities	96,240	(18,975)

Effect of exchange rate changes on cash and cash equivalents	75	(63)

Net decrease in cash and cash equivalents	(46,664)	(27,744)

Cash and cash equivalents at beginning of period	78,982	77,419

Cash and cash equivalents at end of period	$32,318	$49,675

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

(Unaudited)

(In thousands)

	Three Months Ended		Three Months Ended		$	%
	July 29, 2012		July 31, 2011		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal coil coating	$54,342	15	$54,472	16	$(130)	-0.2%
Metal components	142,092	39	116,050	36	26,042	22.4%
Engineered building systems	164,265	46	155,046	48	9,219	5.9%
Total sales	360,699	100	325,568	100	35,131	10.8%
Less: Intersegment sales	62,211	17	63,430	19	(1,219)	-1.9%
Total net sales	$298,488	83	$262,138	81	$36,350	13.9%

		% of		% of
		Total		Total
Operating income (loss):		Sales		Sales
Metal coil coating	$5,112	9	$5,219	10	$(107)	-2.1%
Metal components	9,372	7	6,545	6	2,827	43.2%
Engineered building systems	9,078	6	7,877	5	1,201	15.2%
Corporate	(16,528)	-	(13,072)	-	(3,456)	-26.4%
Total operating income (loss) (% of net sales)	$7,034	2	$6,569	3	$465	7.1%

	Nine Months Ended		Nine Months Ended		$	%
	July 29, 2012		July 31, 2011		Inc/(Dec)	Change
		% of		% of
		Total		Total
Sales:		Sales		Sales
Metal coil coating	$152,264	16	$144,673	17	$7,591	5.2%
Metal components	354,586	37	309,730	37	44,856	14.5%
Engineered building systems	453,278	47	386,248	46	67,030	17.4%
Total sales	960,128	100	840,651	100	119,477	14.2%
Less: Intersegment sales	167,806	17	162,862	19	4,944	3.0%
Total net sales	$792,322	83	$677,789	81	$114,533	16.9%

		% of		% of
		Total		Total
Operating income (loss):		Sales		Sales
Metal coil coating	$15,304	10	$13,041	9	$2,263	17.4%
Metal components	23,931	7	14,298	5	9,633	67.4%
Engineered building systems	23,414	5	2,313	1	21,101	912.3%
Corporate	(46,386)	-	(39,063)	-	(7,323)	-18.7%
Total operating income (loss) (% of net sales)	$16,263	2	$(9,411)	(1)	$25,674	272.8%

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FOR THE THREE MONTHS ENDED JULY 29, 2012 AND JULY 31, 2011

(Unaudited)

(In thousands)

	For the Three Months Ended July 29, 2012
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$5,112	$9,372	$9,078	$(16,528)	$7,034
Acquisition-related costs	-	-	-	2,946	2,946
Asset recovery	-	(22)	-	-	(22)
"Adjusted" operating income (loss) (1)	$5,112	$9,350	$9,078	$(13,582)	$9,958

	For the Three Months Ended July 31, 2011
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$5,219	$6,545	$7,877	$(13,072)	$6,569
Asset recovery	-	(93)	-	-	(93)
Restructuring recovery	-	-	(575)	-	(575)
"Adjusted" operating income (loss) (1)	$5,219	$6,452	$7,302	$(13,072)	$5,901

(1)	The Company discloses a tabular comparison of "Adjusted" operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. "Adjusted" operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our consolidated statement of operations.

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

FOR THE NINE MONTHS ENDED JULY 29, 2012 AND JULY 31, 2011

(Unaudited)

(In thousands)

	For the Nine Months Ended July 29, 2012
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$15,304	$23,931	$23,414	$(46,386)	$16,263
Acquisition-related costs	-	-	-	4,836	4,836
Actuarial determined general liability self-insurance
charges (recovery)	-	(1,929)	-	-	(1,929)
Executive retirement	-	-	-	508	508
Asset recovery	-	(22)	-	-	(22)
"Adjusted" operating income (loss) (1)	$15,304	$21,980	$23,414	$(41,042)	$19,656

	For the Nine Months Ended July 31, 2011
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated

Operating income (loss), GAAP basis	$13,041	$14,298	$2,313	$(39,063)	$(9,411)
Asset recovery	-	(93)	-	-	(93)
Restructuring recovery	-	-	(575)	-	(575)
Pre-acquisition contingency adjustment	-	-	252	-	252
Actuarial determined general liability self-insurance
charges (recovery)	-	2,398	-	-	2,398
"Adjusted" operating income (loss) (1)	$13,041	$16,603	$1,990	$(39,063)	$(7,429)

(1)	The Company discloses a tabular comparison of "Adjusted" operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. "Adjusted" operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statement of operations.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS ("ADJUSTED EBITDA")

(Unaudited)

(In thousands)

	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	Trailing 12 Months
	October 30,	January 29,	April 29,	July 29,	July 29,
	2011	2012	2012	2012	2012
Net income	$3,411	$589	$1,321	$(3,267)	$2,054
Add:
Depreciation and amortization	6,753	6,158	5,841	7,248	26,000
Consolidated interest expense, net	3,685	3,296	3,034	4,159	14,174
Provision (benefit) for income taxes	398	426	942	(663)	1,103
Acquisition-related costs	-	396	1,494	2,946	4,836
Cash restructuring charges (recovery)	283	-	-	-	283
Transaction costs	-	-	-	6,437	6,437
Executive retirement	-	-	508	-	508
Non-cash charges:
Stock-based compensation	1,776	1,972	2,119	2,090	7,957
Asset impairments (recoveries)	1,214	-	-	(22)	1,192
Embedded derivative	(6)	(5)	(6)	(5)	(22)

Adjusted EBITDA (1)	$17,514	$12,832	$15,253	$18,923	$64,522

	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	Trailing 12 Months
	October 31,	January 30,	May 1,	July 31,	July 31,
	2010	2011	2011	2011	2011
Net loss	$(5,436)	$(12,725)	$(3,229)	$2,593	$(18,797)
Add:
Depreciation and amortization	7,309	7,236	7,187	7,187	28,919
Consolidated interest expense, net	4,258	4,177	3,870	3,864	16,169
Benefit from income taxes	(1,794)	(5,009)	(1,786)	-	(8,589)
Cash restructuring charges (recovery)	1,628	-	-	(575)	1,053
Transaction costs	(250)	-	-	-	(250)
Non-cash charges:
Stock-based compensation	1,375	1,685	1,671	1,776	6,507
Asset impairments (recoveries)	221	-	-	(93)	128
Embedded derivative	(7)	(7)	(6)	(6)	(26)
Pre-acquisition contingency adjustment	178	252	-	-	430

Adjusted EBITDA (1)	$7,482	$(4,391)	$7,707	$14,746	$25,544

(1)	On October 20, 2009, the Company amended and restated its Term Note facility which defines adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

"ADJUSTED" LOSS PER DILUTED COMMON SHARE AND NET LOSS COMPARISON

(Unaudited)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	July 29,	July 31,	July 29,	July 31,
	2012	2011	2012	2011
Loss per diluted common share, GAAP basis	$(2.74)	$(0.71)	$(4.16)	$(2.35)
Convertible preferred stock beneficial conversion feature and amendment	2.57	0.35	3.22	0.44
Restructuring charges (recovery), net of taxes	-	(0.02)	-	(0.02)
Acquisition-related costs, net of taxes	0.14	-	0.20	-
Debt extinguishment costs, net of taxes	0.21	-	0.21	-
Actuarial determined general liability self-insurance charges (recovery), net of taxes	-	-	(0.06)	0.08
Executive retirement, net of taxes	-	-	0.02	-
Asset impairments (recovery), net of taxes	(0.00)	(0.00)	(0.00)	(0.00)
Gain on embedded derivative, net of taxes	(0.00)	(0.00)	(0.00)	(0.00)
Pre-acquisition contingency adjustment, net of taxes	-	-	-	0.01
Adjustment for participating securities interest in earnings	(0.13)	-	-	-
"Adjusted" loss per diluted common share (1)	$0.05	$(0.38)	$(0.57)	$(1.85)

	Fiscal Three Months Ended		Fiscal Nine Months Ended
	July 29,	July 31,	July 29,	July 31,
	2012	2011	2012	2011
Net loss applicable to common shares, GAAP basis	$(52,070)	$(13,077)	$(78,390)	$(43,067)
Convertible preferred stock beneficial conversion feature and amendment	48,803	6,494	60,681	8,040
Restructuring charges (recovery), net of taxes	-	(354)	-	(354)
Acquisition-related costs, net of taxes	2,683	-	3,847	-
Debt extinguishment, net of taxes	3,965	-	3,965	-
Actuarial determined general liability self-insurance charges (recovery), net of taxes	-	-	(1,188)	1,477
Executive retirement, net of taxes	-	-	313	-
Asset impairments (recovery), net of taxes	(14)	(57)	(14)	(57)
Gain on embedded derivative, net of taxes	(4)	(4)	(10)	(12)
Pre-acquisition contingency adjustment, net of taxes	-	-	-	181
Adjustment for participating securities interest in earnings	(2,445)	-	-	-
"Adjusted" net loss applicable to common shares (1)	$918	$(6,998)	$(10,795)	$(33,792)

(1)	The Company discloses a tabular comparison of "Adjusted" loss per diluted common share and net loss, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. "Adjusted" loss per diluted common share and net loss should not be considered in isolation or as a substitute for loss per diluted common share and net loss as reported on the face of our consolidated statement of operations.

NCI Building Systems, Inc.
Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)
(Unaudited)
(In thousands)

						%
	3rd Qtr 2012		3rd Qtr 2011		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$54,342	15%	$54,472	16%	(130)	0%
Less: Intersegment sales	34,927		34,651		276	1%
Third Party Sales	19,415	7%	19,821	8%	(406)	-2%

Operating Income (Loss)	5,112	26%	5,219	26%	(107)	-2%

Metal Components
Total Sales	142,092	39%	116,050	36%	26,042	22%
Less: Intersegment sales	22,278		23,049		(771)	-3%
Third Party Sales	119,814	40%	93,001	35%	26,813	29%

Operating Income (Loss)	9,372	8%	6,545	7%	2,827	43%

Engineered Building Systems
Total Sales	164,265	46%	155,046	48%	9,219	6%
Less: Intersegment sales	5,006		5,730		(724)	-13%
Third Party Sales	159,259	53%	149,316	57%	9,943	7%

Operating Income (Loss)	9,078	6%	7,877	5%	1,201	15%

Consolidated
Total Sales	360,699	100%	325,568	100%	35,131	11%
Less: Intersegment sales	62,211		63,430		(1,219)	-2%
Third Party Sales	298,488	100%	262,138	100%	36,350	14%

Operating Income (Loss)	$7,034	2%	$6,569	3%	465	7%

	YTD		YTD			%
	3rd Qtr 2012		3rd Qtr 2011		Inc/(Dec)	Change
Metal Coil Coating
Total Sales	$152,264	16%	$144,673	17%	7,591	5%
Less: Intersegment sales	93,039		90,674		2,365	3%
Third Party Sales	59,225	7%	53,999	8%	5,226	10%

Operating Income (Loss)	15,304	26%	13,041	24%	2,263	17%

Metal Components
Total Sales	354,586	37%	309,730	37%	44,856	14%
Less: Intersegment sales	62,152		60,100		2,052	3%
Third Party Sales	292,434	37%	249,630	37%	42,804	17%

Operating Income (Loss)	23,931	8%	14,298	6%	9,633	67%

Engineered Building Systems
Total Sales	453,278	47%	386,248	46%	67,030	17%
Less: Intersegment sales	12,615		12,088		527	4%
Third Party Sales	440,663	56%	374,160	55%	66,503	18%

Operating Income (Loss)	23,414	5%	2,313	1%	21,101	912%

Consolidated
Total Sales	960,128	100%	840,651	100%	119,477	14%
Less: Intersegment sales	167,806		162,862		4,944	3%
Third Party Sales	792,322	100%	677,789	100%	114,533	17%

Operating Income (Loss)	$16,263	2%	$(9,411)	-1%	25,674	273%